SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 2002



                            SUPERIOR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




        Delaware                     0-25239                51-0379417
(State of Incorporation)       (Commission File No.)    (IRS Employer I.D. No.)


       16101 LaGrande Drive, Suite 103
       Little Rock, Arkansas                                       72223
       (Address of Principal Executive Office)                   (Zip code)



        Registrant's telephone number, including area code: 501-324-7282

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Item 9. Regulation FD Disclosure

The Registrant hereby furnishes, on the attached Exhibit 99.1, as Regulation F-D Disclosure, its announcement to sell its Malvern and Arkadelphia, Arkansas bank branches to Elk Horn Bank & Trust Company


  Exhibit No.      Document Description

     99.1 Superior Bank to sell Malvern and Arkadelphia, Arkansas bank branches









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     SUPERIOR FINANCIAL CORP.
                                                     -----------------------
                                                          (Registrant)





Date:    October 22, 2002                            /s/ Rick D. Gardner
                                                     ---------------------------
                                                     Rick D. Gardner
                                                     Chief Financial Officer








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October 22, 2002
Subject: Superior Financial Corp./ Superior Bank to Sell Two Branch Offices Corporate Headquarters: 16101 LaGrande Drive, Suite 103, Little Rock, Arkansas
                         72223
Contact: Rick D. Gardner, CFO, 501-324-7253
Web Site: www.superiorfinancialcorp.com


                     Superior Bank Sells Two Branch Offices


LITTLE ROCK, AR - Superior Financial Corp. (NASDAQ: SUFI), holding company of Superior Bank, announced an agreement to sell its Malvern and Arkadelphia, Arkansas bank branches to Elk Horn Bank and Trust Company. The sale consists of deposits totaling approximately $34 million and, subject to due diligence, associated loans of an immaterial amount. The transaction is expected to close by year-end 2002.

Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 60 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.

Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.




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